Filed Pursuant to Rule 424(b)(5)
Registration No. 333-223127

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common stock, par value $0.0001	10,594,073	$35.05	$371,322,258.70	$40,512
Total	10,594,073	—	$371,322,258.70	$40,512

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 11, 2021)

10,594,073 Shares

Spirit Airlines, Inc.

Common Stock

We are offering 10,594,073 shares of our voting common stock, in a registered direct offering to a limited number of purchasers pursuant to this prospectus supplement and the accompanying prospectus, at a price of $35.05 per share. We have not retained an underwriter or placement agent with respect to this offering and therefore are not paying any underwriter discounts or commissions.

Our common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “SAVE.” On April 28, 2021, the last reported sale price of our common stock was $35.05 per share.

Concurrently with this offering, we are conducting a public offering (the “Concurrent Convertible Notes Offering”) of $440.0 million aggregate principal amount of 1.00% convertible senior notes due 2026 (or $500.0 million aggregate principal amount if the underwriters in such offering exercise their option to purchase additional convertible senior notes due 2026 in full) (the “Convertible Notes”). Neither the completion of this offering nor of the Concurrent Convertible Notes Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, or at all. The Concurrent Convertible Notes Offering is being made pursuant to a separate prospectus supplement and nothing herein shall constitute an offer to sell or the solicitation of an offer to buy the Convertible Notes. See “Concurrent Convertible Notes Offering.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6.

	Per Share	Total
Price to public	$35.05	$371,322,258.70
Proceeds, before expenses, to Spirit Airlines, Inc.	$35.05	$371,322,258.70

Neither the Securities and Exchange Commission nor any state or foreign securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated April 28, 2021.

Prospectus Supplement

Prospectus

S-i

About This Prospectus Supplement

This prospectus supplement is part of a registration statement we filed with the SEC using a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described in this prospectus supplement under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, or to which we have referred you, contain and incorporate by reference information that you should consider when making your investment decision. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement before deciding whether to invest in the securities offered by this prospectus supplement.

In this prospectus supplement, references to “Spirit,” the “Company,” “we,” “us” and “our” refer to Spirit Airlines, Inc. Unless otherwise indicated or the context otherwise requires, references to our common stock refer to our voting common stock, par value $0.0001 per share.

We have made rounding adjustments to reach some of the figures included in this prospectus supplement and, unless otherwise indicated, percentages presented in this prospectus supplement are approximate.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus or any related company free writing prospectus and statements made by our representatives from time to time include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•

the severity, extent and duration of the ongoing COVID-19 pandemic and its impact on our business, results of operations, financial condition and credit ratings, as well as on the travel industry and consumer spending more broadly, the actions taken to reduce the spread of the virus, the effectiveness of our cost reduction and liquidity preservation measures, and the speed and extent of the recovery across the broader travel industry;

•	restrictions on our business by accepting financing under the CARES Act;

•	the competitive environment in our industry;

•	our ability to keep costs low;

•	changes in our fuel cost;

•	restrictions on or increased taxes applicable to non-ticket revenues;

•	the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior;

•	actual or threatened terrorist attacks, global instability and potential military actions or activities;

•	external conditions, including air traffic congestion, weather and outbreak of disease;

•	restrictions on third-party membership programs;

•	availability of air travel substitutes;

•	labor disputes, strikes and other labor-related disruptions;

•	aircraft-related fixed obligations;

•	cash balances, operating cash flows and liquidity;

•	limitations on the use of net operating losses to offset income;

•	changes in worldwide economic conditions;

•	liquidity and general level of capital resources;

•	our aircraft utilization rate;

•	maintenance costs;

•	lack of marketing alliances;

•	government regulation;

S-iii

•	changes in legislation, regulation and governmental policy, including tariffs;

•	our ability to fulfill our growth strategy;

•	our reliance on technology and automated systems and the risks associated with cyber security and changes made to those systems;

•	processing, storage, use and disclosure of personal data;

•	our ability to maintain or grow non-ticket revenues;

•	operational disruptions out of our key airports;

•	our reliance on third-party vendors and partners;

•	our reliance on a single fuel provider;

•	an aircraft accident or incident;

•	negative publicity;

•	our dependence on a limited number of aircraft and engine suppliers;

•	changes in the U.S., Caribbean and Latin American markets;

•	insurance costs;

•	environmental regulations;

•	our ability to attract and retain qualified personnel;

•	loss of key personnel;

•	the dependence of the Free Spirit Program and the Spirit Saver$ Club™ on the success of the Company;

•	covenant restrictions in our debt agreements that limit our ability to operate our programs;

•	provisions in our debt agreements that may prevent a beneficial takeover of us or adversely affect our liquidity;

•	market reaction to common stock, warrants or other rights to acquire shares issued under the PSP or PSP2;

•	dilution of ownership interests upon conversion of existing convertible notes; and

•	the other risk factors described below under the heading “Risk Factors.”

The words “will,” “should,” “could,” “would,” “plan,” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “project,” “potential” and similar expressions, as they relate to our company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed or incorporated in this prospectus supplement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

S-iv

SUMMARY

This summary highlights basic information about our company and this offering. Because it is a summary, it may not contain all of the information that may be important to you or that you should consider before investing. You should read this entire prospectus supplement, the accompanying prospectus and any related company free writing prospectus carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, as well as the materials filed by Spirit with the SEC that are incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Overview

Spirit Airlines, headquartered in Miramar, Florida, offers affordable travel to value-conscious customers. Our all-Airbus fleet is one of the youngest and most fuel efficient in the United States. We serve destinations in countries throughout the United States, Latin America and the Caribbean.

Our ultra low-cost carrier, or ULCC, business model allows us to compete principally by offering customers unbundled base fares that remove components traditionally included in the price of an airline ticket. By offering customers unbundled base fares, we give customers the power to save by paying only for the Á La SmarteTM options they choose, such as checked and carry-on bags, advance seat assignments, priority boarding and refreshments. We record revenue related to these options as non-fare passenger revenue, which is recorded within passenger revenues in our statements of operations.

Our mailing address and executive offices are located at 2800 Executive Way, Miramar, Florida 33025, and our telephone number at that address is (954) 447-7920.

Recent Developments

Concurrent Convertible Notes Offering

Concurrent with this offering of our common stock, we are conducting a public offering (the “Concurrent Convertible Notes Offering”) of $440.0 million aggregate principal amount of convertible senior notes due 2026 (or $500.0 million aggregate principal amount if the underwriters in such offering exercise their option to purchase additional convertible senior notes due 2026 in full) (the “Convertible Notes”). The Concurrent Convertible Notes Offering is being made pursuant to a separate prospectus supplement and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy the Convertible Notes.

We expect that the net proceeds from the Concurrent Convertible Notes Offering will be approximately $428.3 million (or approximately $486.8 million if the underwriters in the Concurrent Convertible Notes Offering exercise their option to purchase additional Convertible Notes in full) before deducting the underwriters’ discount and our estimated offering expenses. We intend to use the net proceeds from the Concurrent Convertible Notes Offering (together with existing cash on hand, assuming the underwriters of the Concurrent Convertible Notes Offering do not exercise their option to purchase additional Convertible Notes) to repurchase approximately $146.8 million aggregate principal amount of our outstanding 4.75% Convertible Senior Notes due 2025 (the “2025 Convertible Notes”) for approximately $440.7 million, including accrued and unpaid interest on the 2025 Convertible Notes repurchased, pursuant to privately negotiated agreements with a limited number of current holders of such 2025 Convertible Notes, which agreements are conditioned upon the consummation of the Concurrent Convertible Notes Offering. We intend to use the remaining net proceeds from the Concurrent Convertible Notes offering, if any, for general corporate purposes.

Neither this offering nor the Concurrent Convertible Notes Offering is conditioned upon the completion of the other offering or vice versa. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, or at all. See “Concurrent Convertible Notes Offering.”

Redemption Notice

On April 28, 2021, Spirit IP Cayman Ltd., an indirect wholly-owned subsidiary of the Company (the “Brand Issuer”), and Spirit Loyalty Cayman Ltd., an indirect wholly-owned subsidiary of the Company (the “Loyalty Issuer” and, together with the Brand Issuer, the “Issuers”) issued a conditional partial redemption notice in respect of its 8.00% senior secured notes due 2025 (the “Secured Notes”). The redemption notice provides for the redemption of $340 million of the Secured Notes on May 10, 2021 at a redemption price of 108.0% plus accrued and unpaid interest to, but not including, the redemption date, and is expressly conditioned upon the consummation of this offering and the receipt of net cash proceeds in an amount satisfactory to the Issuers (such amount to be determined by the Issuers in their sole and absolute discretion). This statement shall not constitute a notice of redemption under the indenture governing the Secured Notes.

COVID-19 Pandemic Update

Since its initial onset in early 2020, the impact of the COVID-19 pandemic has evolved and continues to be fluid. As a result, the Company’s financial and operational outlook remains subject to change. The Company continues to monitor the impacts of the pandemic on its operations and financial condition, and to adjust its mitigation and operation strategies accordingly to protect the long-term sustainability and growth of the Company. As of March 31, 2021, we had $1,940.8 million of liquidity comprised of unrestricted cash and cash equivalents, short-term investment securities and funds available under our revolving credit facility due in 2024.

At the onset of the COVID-19 pandemic in March 2020, in response to government restrictions on travel and drastically reduced consumer demand, the Company began to significantly reduce capacity each month with the largest capacity reduction in May 2020 at approximately 94%, year over year, and smaller capacity reductions of 20.8% and 20.1% in the holiday months of November and December, respectively. Through the first quarter of 2021, the Company continued to operate at reduced capacity levels although to a lesser extent than noted at the height of the pandemic during mid 2020. For the first quarter of 2021, the Company had a 26.9% decrease in capacity as compared to the prior year period.

The COVID-19 pandemic and its effects continue to evolve, with developments including fluctuations in the rate of infections during 2021, the emergency use authorization issued by the U.S. Food and Drug Administration for COVID-19 vaccines, the requirement, effective January 26, 2021, that all U.S. inbound international travelers provide a negative COVID-19 test prior to flying and recent increases in the availability of COVID-19 vaccines resulting in expanded eligibility to more groups of people to receive the vaccine. While the Company currently estimates that air travel demand will continue to be volatile and will fluctuate in the upcoming months as the lingering effects of COVID-19 continue to develop, it expects that air travel demand will continue to gradually recover in 2021. However, the situation continues to be fluid and actual capacity adjustments may be different than what the Company currently expects.

Other Financial Measures

For the three months ended March 31, 2021, we had a net loss of 112.3 million, Adjusted EBITDA of $(199.7) million, Adjusted EBITDAR of $(149.3) million and an Adjusted EBITDAR margin of (32.4%). For the year ended December 31, 2020, we had a net loss of $428.7 million, Adjusted EBITDA of ($530.4) million, Adjusted EBITDAR of ($336.4) million and an Adjusted EBITDAR margin of (18.6%). Prior to 2020, we had a demonstrated history of growth and profitability. From January 1, 2010 through December 31, 2019, we delivered a compound annual growth rate in Available Seat Miles, Revenue, Net income and Adjusted net income of 20.0%, 19.3%, 18.6% and 26.1%.

We define Adjusted EBITDA as net income before: provision (benefit) for income taxes, depreciation and amortization, total other (income) expense, which includes Other (income) expense, supplemental rent adjustments, Federal Excise Tax recovery, accelerated depreciation, loss on disposal of assets and operating special charges and credits. We define Adjusted EBITDAR as Adjusted EBITDA before aircraft rent expense. We define Adjusted EBITDAR Margin as Adjusted EBITDAR as a percentage of total operating revenue.

The following table is a reconciliation of non-GAAP measures discussed above for the period presented:

(dollars in millions)	Three Months ended March 31, 2021	Year ended December 31, 2020
Net income (loss)	(112.3)	$(428.7)
Provision (benefit) for income taxes	(25.9)	(191.5)
Total other (income) expense	35.7	112.4
Depreciation and amortization	74.3	278.6
EBITDA	(28.2)	$(229.2)

Supplemental rent adjustments(1)	4.3	2.3
Federal Excise Tax recovery(2)	—	(3.1)
Loss on disposal of assets(3)	1.1	2.3
Operating special charges (credits)(4)	(176.9)	(302.7)
Adjusted EBITDA	$(199.7)	$(530.4)

Adjusted aircraft rent(5)	50.4	194.0
Adjusted EBITDAR	$(149.3)	$(336.4)

Adjusted EBITDAR Margin	(32.4)%	(18.6)%

Total Operating Revenue	$461.3	$1,810.0

(1)

Three months ended March 31, 2021 includes amounts related to supplemental rent adjustments related to the accrual of lease return costs for two aircraft purchased off lease, partially offset by the release of an accrual related to an engine lease modification. 2020 includes amounts related to engine lease return costs.

(2)	Includes amounts related to out-of-period interrupted trip expense credits recognized in connection with Federal Excise Tax recovery.
(3)

Three months ended March 31, 2021 includes amounts related to the sale of auxiliary power units and the disposal of excess and obsolete inventory. 2020 includes amounts related to the write-off of certain unrecoverable costs previously capitalized with a project to upgrade the Company’s enterprise accounting software which was subsequently suspended, and to the disposal of excess and obsolete inventory.

(4)

Three months ended March 31, 2021 consisted of $156.5 million related to the grant component of the PSP2 agreement with the Treasury and $21.3 million related to the CARES Act Employee Retention credit; partially offset by $0.8 million recorded in connection with the rehire of Team Members previously terminated under the Company’s involuntary employee separation program but which were rehired in compliance with the restrictions mandated by the Company’s participation in the PSP2 program. 2020 includes amounts related to deferred salaries, wages and benefits recognized in connection with the grant component of the PSP with the Treasury and to the CARES Act Employee Retention Credit; partially offset by amounts related to the Company’s voluntary and involuntary employee separation programs.

(5)	Three months ended March 31, 2021 excludes $4.3 million supplemental rent adjustment. 2020 excludes $2.3 million supplemental rent adjustment.

We use Adjusted EBITDA, Adjusted EBITDAR and Adjusted EBITDAR Margin to assess the operating results and effectiveness of our business. We present these measures because we believe that investors consider them to be important supplemental measures of performance, and we believe that these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. These measures are not considered measures of financial performance or liquidity under generally accepted accounting principles (“GAAP”) and the items excluded therefrom are significant components in understanding and assessing our financial performance or liquidity. These measures should not be considered in isolation or as alternatives to GAAP measures such as net income, cash provided by or used in operating, investing or financing activities or other financial statement data presented in the financial statements included in this prospectus supplement as an indicator of our financial performance or liquidity. Because not all companies calculate non-GAAP financial information identically (or at all), Adjusted EBITDA, Adjusted EBITDAR and Adjusted EBITDAR Margin may not be comparable to other similarly titled measures used by other companies. These measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. For example, these measures:

•	do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on debt;

•	do not reflect income tax expenses or the cash requirements to pay taxes;

•	do not reflect cash requirements to replace in the future any assets being depreciated and amortized;

•	do not reflect aircraft rent expense.

Adjusted EBITDA, Adjusted EBITDAR and Adjusted EBITDAR Margin are not alternative measures of financial performance or liquidity under GAAP and therefore should be considered in conjunction with net income and other performance measures such as operating income (loss) or net cash provided by or used in operating, investing or financing activities and not as alternatives to such GAAP measures.

THE OFFERING

Issuer	Spirit Airlines, Inc.

Shares of Common Stock Offered	10,594,073 shares.

Common Stock Outstanding Immediately Following this Offering	108,400,503 shares.

Use of Proceeds	We are selling 10,594,073 shares of our common stock in a registered direct offering to a limited number of purchasers in privately negotiated transactions pursuant to this prospectus supplement and the accompanying prospectus at a price of $35.05 per share. We intend to use the net proceeds from this offering to redeem $340 million aggregate principal amount of our 8.00% Senior Secured Notes due 2025 at a redemption price of 108.0%, plus accrued and unpaid interest on the principal amount being redeemed up to, but excluding, the redemption date. This statement shall not constitute a notice of redemption under the indenture governing the Secured Notes. See “Use of Proceeds.”

Concurrent Convertible Notes Offering	Concurrently with this offering, we are offering $440.0 million aggregate principal amount of Convertible Notes (or $500.0 million aggregate principal amount of Convertible Notes if the underwriters in such offering exercise their option to purchase additional Convertible Notes in full). Neither this offering nor the Concurrent Convertible Notes Offering is conditioned upon the completion of the other offering or vice versa. See “Concurrent Convertible Notes Offering.”

NYSE Symbol	Our common stock is listed on NYSE under the symbol “SAVE.” On April 28, 2021, the last reported sale price of our common stock was $35.05 per share.

Risk Factors	Investing in our common stock involves risks. You should carefully consider the information under “Risk Factors” and all other information included or incorporated by reference in this prospectus supplement and accompanying prospectus before investing in our common stock.

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 97,806,430 shares outstanding as of April 28, 2021, and excludes:

•

As of March 31, 2021, 1,574,821 shares of common stock issuable upon the vesting of restricted stock, restricted stock units, performance share awards, market stock units and other outstanding equity awards (other than options); and

•	the shares of common stock to be reserved for issuance upon the conversion of the Convertible Notes being offered in the Concurrent Convertible Notes Offering.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus supplement and the documents incorporated by reference herein, including risk factors described in our Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock.

Risks Related to Recent Events

The COVID-19 pandemic and measures to reduce its spread have had, and will likely continue to have, a material adverse impact on our business, results of operations and financial condition.

The outbreak of COVID-19 and implementation of measures to reduce its spread have adversely impacted our business and continue to adversely impact our business in a number of ways. Multiple governments in countries we serve, principally the United States, have responded to the virus with air travel restrictions and closures, testing requirements or recommendations against air travel, and certain countries we serve have required airlines to limit or completely stop operations. The COVID-19 pandemic and its effects continue to evolve, with developments including fluctuations in the rate of infections during 2021, the emergency use authorization issued by the U.S. Food and Drug Administration for COVID-19 vaccines, the requirement, effective January 26, 2021, that all U.S. inbound international travelers provide a negative COVID-19 test prior to flying and recent increases in the availability of COVID-19 vaccines resulting in expanded eligibility to more groups of people to receive the vaccine. While the Company currently estimates that air travel demand will continue to be volatile and will fluctuate in the upcoming months as the lingering effects of COVID-19 continue to develop, it expects that air travel demand will continue to gradually recover in 2021. However, the situation continues to be fluid and actual capacity adjustments may be different than what the Company currently expects.

Additionally, we also outsource certain critical business activities to third parties, including our dependence on a limited number of suppliers for our aircraft and engines. As a result, we rely upon the successful implementation and execution of the business continuity planning of such entities in the current environment. The successful implementation and execution of these third parties’ business continuity strategies are largely outside our control. If one or more of such third parties experience operational failures as a result of the impacts from the spread of COVID-19, or claim that they cannot perform due to a force majeure, it may have a material adverse impact on our business, results of operations and financial condition.

The extent of the impact of COVID-19 on our business, results of operations and financial condition will depend on future developments, including the currently unknowable duration of the COVID-19 pandemic; the efficacy of, ability to administer and extent of adoption of any COVID-19 vaccines domestically and globally; the impact of existing and future governmental regulations, travel advisories and restrictions that are imposed in response to the pandemic, including pursuant to executive orders, such as the new mask mandate; additional reductions to our flight capacity, or a voluntary temporary cessation of all flights, that we implement in response to the pandemic; and the impact of COVID-19 on consumer behavior, such as a reduction in the demand for air travel, especially in our destination cities. The total potential economic impact brought on by the COVID-19 pandemic is difficult to assess or predict, and it has already caused, and is likely to result in further, significant disruptions of global financial markets, which may reduce our ability to access capital on favorable terms or at all, and increase the cost of capital. In addition, a recession, depression or other sustained adverse economic event resulting from the spread of the coronavirus would materially adversely impact our business and the value of our common stock. The impact of the COVID-19 pandemic on global financial markets has negatively impacted the value of our common stock to date as well as our debt ratings, and could continue to negatively affect our liquidity. Our credit rating was downgraded by Fitch to BB- in April 2020 and by S&P Global to B in June 2020. In May 2020, the credit rating of our Spirit Airlines Pass Through Trust Certificates Series 2015-1 Class C and our Spirit Airlines Pass Through Trust Certificates Series 2017-1 Class C was downgraded by Fitch from BBB-

to BB+. In June 2020, the credit ratings of our Spirit Airlines Pass Through Trust Certificates Series 2017-1 Class A and B were downgraded by S&P Global to BBB and BB-, respectively. In November 2020, the credit ratings of our Spirit Airlines Pass Through Trust Certificates Series 2017-1 Class AA and C were downgraded by S&P Global to AA- and BB, respectively. The downgrades of our ratings were based on our increased level of credit risk as a result of the financial impacts of the COVID-19 pandemic. If our credit ratings were to be further downgraded, or general market conditions were to ascribe higher risk to our ratings levels, the airline industry, or the Company, our business, financial condition and results of operations would be adversely affected. These developments are highly uncertain and cannot be predicted. There are limitations on our ability to mitigate the adverse financial impact of these items, including as a result of our significant aircraft-related fixed obligations. COVID-19 also makes it more challenging for management to estimate future performance of our business, particularly over the near to medium term. A further significant decline in demand for our flights could have a materially adverse impact on our business, results of operations and financial condition.

On March 27, 2020, the CARES Act was signed into law, and on April 20, 2020 we reached an agreement with the Treasury to receive funding through the Payroll Support Program (“PSP”) over the second and third quarters of 2020. Additionally, On December 27, 2020, the Consolidated Appropriations Act, 2021 was signed into law which extended the PSP portion of the CARES Act through March 31, 2021 (“PSP2”) was signed into law and in January 2021, we reached an agreement with the Treasury to receive additional funding in early 2021. The funding we received is subject to restrictions and limitations, as described below.

American Rescue Plan Act of 2021 (“ARP”), enacted on March 11, 2021, also authorized Treasury to provide additional assistance to passenger air carriers that received financial assistance under PSP2 (“PSP3”). Under the ARP, Treasury will provide up to $14 billion to fund the PSP3 for employees of passenger air carriers. In April 2021, the Company was notified that, subject to final execution of an agreement with Treasury, it will receive an approximately $198 million under the PSP3 and an additional $27.7 million under the PSP2.

The COVID-19 pandemic may also exacerbate other risks described in this “Risk Factors” section and disclosed in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2020, including, but not limited to, our competitiveness, demand for our services, shifting consumer preferences and our substantial amount of outstanding indebtedness.

We have agreed to certain restrictions on our business by accepting financing under the legislation enacted in response to the COVID-19 pandemic.

On March 27, 2020, the CARES Act was signed into law. The CARES Act provided liquidity in the form of loans, loan guarantees, and other investments to air carriers, such as us, that incurred, or are expected to incur, covered losses such that the continued operations of the business are jeopardized, as determined by the Treasury.

On April 20, 2020, the Company entered into a Payroll Support Program (“PSP”) Agreement with the United States Department of the Treasury (“Treasury”), pursuant to which the Company received a total of $344.4 million, used exclusively to pay for salaries, wages and benefits for the Company’s Team Members through September 30, 2020. Of that amount, $73.3 million is in the form of a low-interest 10-year loan. In addition, in connection with its participation in the PSP, the Company issued to Treasury warrants pursuant to a warrant agreement to purchase up to 520,797 shares of the Company’s common stock at a strike price of $14.08 per share (the closing price for the shares of the Company’s common stock on April 9, 2020) with a fair value of $3.9 million. The Company registered the resale of the warrants pursuant to the warrant agreement with Treasury in September and October 2020. The remaining amount of $267.2 million is in the form of a grant and was recognized in special credits in the Company’s condensed consolidated statement of operations for the year ended December 31, 2020.

The warrants expire in five years from the date of issuance, are transferable, have no voting rights and contain customary terms regarding anti-dilution. If the Treasury or any subsequent warrant holder exercises the warrants, the interest of our holders of common stock would be diluted and we would be partially owned by the U.S. government, which could have a negative impact on our common stock price, and which could require increased resources and attention by our management.

On December 27, 2020, the Consolidated Appropriations Act, 2021 was signed into law which extended the PSP portion of the CARES Act through March 31, 2021 (“PSP2”) and provided an additional $15 billion to fund PSP2 for employees of passenger air carriers. The Company entered into a new payroll support program agreement with the Treasury on January 15, 2021. During the first quarter of 2021, the Company received a total of $184.5 million through PSP2, used exclusively to pay for salaries, wages and benefits for the Company’s Team Members through March 31, 2021. Of that amount, $25.3 million is in the form of a low-interest 10-year loan. In addition, in connection with its participation in PSP2, the Company issued to Treasury warrants pursuant to a warrant agreement to purchase up to 103,761 shares of the Company’s common stock at a strike price of $24.42 per share (the closing price for the shares of the Company’s common stock on December 24, 2020) with a fair value of $2.1 million. The remaining amount of $156.5 million, net of related costs, is in the form of a grant and was recognized in special credits in the Company’s condensed consolidated statement of operations. Total warrants issued in connection with the PSP and PSP2 represent less than 1% of the outstanding shares of the Company’s common stock as of March 31, 2021.

Airlines participating in the PSP2 program are required to, among other things:

•	Continue restrictions on payment of dividends and stock buybacks through March 31, 2022;

•	Continue limits on executive compensation through October 1, 2022;

•	Refrain from conducting involuntary furloughs or reducing pay rates and benefits until March 31, 2021;

•	Continue requirements to maintain certain levels of scheduled services through March 1, 2022;

•	Continue reporting requirements; and

•

Recall all employees that were involuntarily furloughed or terminated between October 1, 2020 and the date the carrier enters into the new payroll support agreement with the Treasury. Such employees, if returning to work, must be compensated for lost pay and benefits between December 1, 2020 and the date of such new payroll support agreement.

These restrictions and requirements could materially adversely impact our business, results of operations and financial condition by, among other things, requiring us to change certain of our business practices and to maintain or increase cost levels to maintain scheduled service with little or no offsetting revenue, affecting retention of key personnel and limiting our ability to effectively compete with others in our industry who may not be receiving funding and may not be subject to similar limitations.

The CARES Act also provided an employee retention credit (“CARES Employee Retention credit”) which was a refundable tax credit against certain employment taxes of up to $5,000 per employee for eligible employers. The credit is equal to 50% of qualified wages paid to employees during a quarter, capped at $10,000 of qualified wages through year end. The Company qualified for the credit beginning on April 1, 2020 and received additional credits for qualified wages through December 31, 2020.

The Consolidated Appropriations Act extended and expanded the availability of the CARES Employee Retention credit through June 30, 2021. Subsequently, the American Rescue Plan Act of 2021 (“ARP”), enacted on March 11, 2021, extended and expanded the availability of the CARES Employee Retention credit through December 31, 2021, however, certain provisions apply only after December 31, 2020. This new legislation amended the employee retention credit to be equal to 70% of qualified wages paid to employees after December 31, 2020, and before January 1, 2022. During calendar year 2021, a maximum of $10,000 in qualified wages for each employee per qualifying calendar quarter may be counted in determining the 70% credit.

Therefore, the maximum tax credit that can be claimed by an eligible employer is $7,000 per employee per qualifying calendar quarter of 2021. The Company will qualify for the employee retention credit for quarters that experience a significant decline in gross receipts defined as quarterly gross receipts that are less than 80 percent of its gross receipts for the same calendar quarter in 2019. During the three months ended March 31, 2021, the Company recorded $21.3 million related to the CARES Employee Retention credit within special credits on the Company’s condensed consolidated statements of operations and within accounts receivable, net on the Company’s condensed consolidated balance sheet. Refer to Note 5, Special Credits, for additional information.

ARP also authorized Treasury to provide additional assistance to passenger air carriers that received financial assistance under PSP2 (“PSP3”). Under the ARP, Treasury will provide up to $14 billion to fund the PSP3 for employees of passenger air carriers. In April 2021, the Company was notified that, subject to final execution of an agreement with Treasury, it will receive an approximately $198 million under the PSP3 and an additional $27.7 million under the PSP2.

In connection with the Company’s participation in the PSP3, the Company will be subject to certain restrictions and limitations, including, but not limited to:

•	Restrictions on payment of dividends and stock buybacks through September 30, 2022;

•	Limits on executive compensation through April 1, 2023;

•	Restrictions from conducting involuntary furloughs or reducing pay rates and benefits until September 30, 2021, or the date on which all PSP funding has been expended; and

•	Reporting requirements.

Finally, the CARES Act also provided for deferred payment of the employer portion of social security taxes through the end of 2020, with 50% of the deferred amount due December 31, 2021 and the remaining 50% due December 31, 2022. As of March 31, 2021, the Company had deferred $23.2 million in social security tax payments.

We cannot predict whether the assistance from the Treasury through the PSP, PSP2 or PSP3 will be adequate to continue to pay our employees for the duration of the COVID-19 pandemic or whether additional assistance will be required or available in the future. We previously applied to the Treasury for a secured loan through the CARES Act but we determined not to move forward with such loan in September 2020. There can be no assurance that loans or other assistance will be available through the CARES Act or any future legislation, or whether we will be eligible to receive any additional assistance, if needed.

Risks Related to This Offering and our Common Stock

The issuance or sale of shares of our common stock, or rights to acquire shares of our common stock, or warrants issued to the Treasury under the PSP or PSP2 could depress the trading price of our common stock and the Convertible Notes.

We may conduct future offerings of our common stock, preferred stock or other securities that are convertible into or exercisable for our common stock to finance our operations or fund acquisitions, or for other purposes. In connection with our participation in the PSP, we issued to the Treasury 520,797 warrants which may be exercised for shares of our common stock in consideration for the receipt of funding from the Treasury, and we issued 103,761 additional warrants in connection with our participation in PSP2. Additionally, we issued 9,000,000 shares pursuant to our ATM Program. Further, we reserve shares of our common stock for future issuance under our equity incentive plans, which shares are eligible for sale in the public market to the extent permitted by the provisions of various agreements and, to the extent held by affiliates, the volume and manner of sale restrictions of Rule 144. If these additional shares are sold, or if it is perceived that they will be sold, into the public market, the price of our common stock could decline substantially. The indenture for the

Convertible Notes does not restrict our ability to issue additional equity securities in the future. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock, and, accordingly, the 2025 Convertible Notes and the Convertible Notes, may significantly decline. In addition, any issuance of additional shares of common stock will dilute the ownership interests of our existing common stockholders, including holders of our Convertible Notes who have received shares of our common stock upon conversion of their 2025 Convertible Notes or Convertible Notes.

We and our executive officers and our board members have entered into lock-up agreements with the underwriters of the Concurrent Convertible Notes Offering under which we, for a period of 60 days from the date of the prospectus supplement for the Concurrent Convertible Notes Offering, and they, for a period of 30 days from the date of the prospectus supplement for the Concurrent Convertible Notes Offering, have agreed, subject to certain exceptions, not to sell, directly or indirectly, any of their shares of our common stock without the permission of Barclays Capital Inc. and Morgan Stanley & Co. LLC. We refer to such period as the lock-up period. When the lock-up period expires, we, our executive officers and our board members will be able to sell our common stock in the public market, subject to compliance with applicable securities laws restrictions. Sales of a substantial number of such shares of our common stock upon expiration of the lock-up period or otherwise, the perception that such sales may occur, or early release of these agreements, could cause the market price of our common stock to fall or make it more difficult for you to sell your shares at a time and price that you deem appropriate.

The market price of our common stock may be volatile.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including:

•

the severity, extent and duration of the ongoing COVID-19 pandemic and its impact on our business, results of operations, financial condition and credit ratings, as well as on the travel industry and consumer spending more broadly, the actions taken to reduce the spread of the virus, the effectiveness of our cost reduction and liquidity preservation measures, and the speed and extent of the recovery across the broader travel industry;

•	announcements concerning our competitors, the airline industry or the economy in general;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	increased price competition;

•	media reports and publications about the safety of our aircraft or the aircraft type we operate;

•	new regulatory pronouncements and changes in regulatory guidelines;

•	changes in the price of aircraft fuel;

•	announcements concerning the availability of the type of aircraft we use;

•	general and industry-specific economic conditions;

•	changes in financial estimates or recommendations by securities analysts or failure to meet analysts’ performance expectations;

•	sales of our common stock or other actions by investors with significant shareholdings;

•	trading strategies related to changes in fuel or oil prices; and

•	general market, political and economic conditions, including as a result of the efficacy of, ability to administer and extent of adoption of any COVID-19 vaccines domestically and globally.

The stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of particular companies. These types of broad market fluctuations may adversely affect the trading price of our common stock.

In the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert management’s attention and resources and harm our business or results of operations.

Our net operating losses may be limited for U.S. federal income tax purposes under Section 382 of the U.S. Internal Revenue Code.

If a corporation with net operating losses (“NOLs”) undergoes an “ownership change” within the meaning of Section 382 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), then such corporation’s use of such “pre-change” NOLs to offset income incurred following such ownership change generally will be subject to an annual limitation specified in Section 382 of the Code. Such limitation also may apply to certain losses or deductions that are “built-in” (i.e., attributable to periods prior to the ownership change, but not yet taken into account for tax purposes) as of the date of the ownership change that are subsequently recognized. An ownership change generally occurs when there is either (i) a shift in ownership involving one or more “5% shareholders,” or (ii) an “equity structure shift” and, as a result, the percentage of stock of the corporation owned by one or more 5% shareholders (based on value) has increased by more than 50 percentage points over the lowest percentage of stock of the corporation owned by such shareholders during the “testing period” (generally the 3 years preceding the testing date). If the use of our net operating losses to offset our income is subject to such an annual limitation, it is possible that our cash flows, business operations or financial conditions could be adversely affected.

Our corporate charter and bylaws include provisions limiting voting by non-U.S. citizens and specifying an exclusive forum for stockholder disputes.

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our amended and restated certificate of incorporation and amended and restated bylaws restrict voting of shares of our common stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors and senior management be U.S. citizens. Our amended and restated bylaws provide that the failure of non-U.S. citizens to register their shares on a separate stock record, which we refer to as the “foreign stock record,” would result in a suspension of their voting rights in the event that the aggregate foreign ownership of the outstanding common stock exceeds the foreign ownership restrictions imposed by federal law.

Our amended and restated bylaws further provide that no shares of our common stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. If it is determined that the amount registered in the foreign stock record exceeds the foreign ownership restrictions imposed by federal law, shares will be removed from the foreign stock record in reverse chronological order based on the date of registration therein, until the number of shares registered therein does not exceed the foreign ownership restrictions imposed by federal law. As of December 31, 2020, we believe we were in compliance with the foreign ownership rules.

As of December 31, 2020, there are no shares of non-voting common stock outstanding. When shares of non-voting common stock are outstanding, the holders of such stock may convert such shares, on a share-for-share basis, in the order reflected on our foreign stock record as shares of common stock are sold or otherwise transferred by non-U.S. citizens to U.S. citizens.

Our amended and restated certificate of incorporation also specifies that the Court of Chancery of the State of Delaware shall be the exclusive forum for substantially all disputes between us and our stockholders.

Because the applicability of the exclusive forum provision is limited to the extent permitted by applicable law, we do not intend for the exclusive forum provision to apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and acknowledge that federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act. We note that there is uncertainty as to whether a court would enforce the provision as it applies to the Securities Act and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. This provision may have the effect of discouraging lawsuits against our directors and officers.

Our anti-takeover provisions may delay or prevent a change of control, which could adversely affect the price of our common stock.

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may make it difficult to remove our board of directors and management and may discourage or delay “change of control” transactions, which could adversely affect the price of our common stock. These provisions include, among others:

•

our board of directors is divided into three classes, with each class serving for a staggered three-year term, which prevents stockholders from electing an entirely new board of directors at an annual meeting;

•	actions to be taken by our stockholders may only be effected at an annual or special meeting of our stockholders and not by written consent;

•	special meetings of our stockholders can be called only by the Chairman of the Board or by our corporate secretary at the direction of our board of directors;

•

advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors and propose matters to be brought before an annual meeting of our stockholders may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company; and

•

our board of directors may, without stockholder approval, issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of our common stock or could also be used as a method of discouraging, delaying or preventing a change of control.

We do not intend to pay cash dividends for the foreseeable future.

We have never declared or paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and fund share repurchases under programs approved by our board of directors. We do not intend to pay cash dividends in the foreseeable future. Our board of directors is prohibited from declaring dividends until September 30, 2022, pursuant to the terms of our participation in the PSP, PSP2 and PSP3. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, business prospects and such other factors as our board of directors deems relevant. The timing of any share repurchases under share repurchase programs will depend upon market conditions, our capital allocation strategy and other factors, subject to the limitations pursuant to our participation in the PSP, PSP2 and PSP3.

Risks Related to the Concurrent Convertible Notes Offering, our 2025 Convertible Notes and our Secured Notes

Conversion of the Convertible Notes or our existing 2025 Convertible Notes may dilute the ownership interest of existing stockholders, including noteholders who have previously converted their notes.

At our election, we may settle Convertible Notes or our existing 2025 Convertible Notes tendered for conversion partly (or, in the case of the 2025 Convertible Notes, entirely) in shares of our common stock. As a result, the conversion of some or all of the Convertible Notes or our existing 2025 Convertible Notes may dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon such conversion of the Convertible Notes or our existing 2025 Convertible Notes could adversely affect prevailing market prices of our common stock and, in turn, the price of the Convertible Notes or our existing 2025 Convertible Notes. In addition, the existence of the Convertible Notes or our existing 2025 Convertible Notes may encourage short selling by market participants because the conversion of the Convertible Notes or our existing 2025 Convertible Notes could depress the price of our common stock.

This offering is not conditioned on the consummation of any other financing, including the Concurrent Convertible Notes Offering.

We intend to use the net proceeds of this common stock offering, together with the net proceeds from the Concurrent Convertible Notes Offering, if completed, as described in “Use of Proceeds” herein and in the prospectus supplement that pertains to the Concurrent Convertible Notes Offering. However, neither the completion of this common stock offering nor of the Concurrent Convertible Notes Offering is contingent on the completion of the other, so it is possible that this common stock offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, or at all. See “Concurrent Convertible Notes Offering.”

Hedging activity by investors in the Convertible Notes or the existing 2025 Convertible Notes could depress the trading price of our common stock.

We expect that many investors in the Convertible Notes being offered in the Concurrent Convertible Notes Offering, including potential purchasers of the Convertible Notes following the Concurrent Convertible Notes Offering and holders of our existing 2025 Convertible Notes, will seek to, or currently, employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock. This market activity, or the market’s perception that it will occur, could depress the trading price of our common stock.

Provisions in the indenture governing the Convertible Notes and our existing 2025 Convertible Notes could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the Convertible Notes and the existing 2025 Convertible Notes and the indentures governing the Convertible Notes and the existing 2025 Convertible Notes could make a third party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a “fundamental change” (which is or will be defined in the indentures to include certain change of control events and the delisting of our common stock), then noteholders will have the right to require us to repurchase their Convertible Notes or the existing 2025 Convertible Notes for cash. In addition, if a takeover constitutes a “make-whole fundamental change” (which is or will be defined in the indenture to include fundamental changes and certain additional business combination transactions), then we may be required to temporarily increase the conversion rate for the Convertible Notes or the existing 2025 Convertible Notes. In either case, and in other cases, our obligations under the Convertible Notes and the existing 2025 Convertible Notes and their respective indentures could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that holders of our common stock may view as favorable.

The indenture governing the Secured Notes imposes certain restrictions which may adversely affect our business and liquidity.

The indenture governing the Secured Notes imposes certain restrictions on the issuers of the Secured Notes and certain guarantors. These restrictions limit their ability to, among other things: (i) make restricted payments, (ii) incur additional indebtedness, (iii) create certain liens on the collateral, (iv) sell or otherwise dispose of the collateral and (v) consolidate, merge, sell or otherwise dispose of all or substantially all of the issuers’ assets, among other restrictions. As a result of these restrictions, we may be limited in how we conduct our business, in our ability to compete effectively or in our ability to implement changes or take advantage of business opportunities—including by making strategic acquisitions, investments or alliances, restructuring our organization or financing capital needs—that would be in our interest. We may also be unable to raise additional indebtedness or equity financing to operate during general economic or business downturns.

Repurchases of our 2025 Convertible Notes may affect the value of the Convertible Notes and our common stock.

We intend to use a portion of the proceeds from the Concurrent Convertible Notes Offering to repurchase a portion of our outstanding 2025 Convertible Notes. We expect that some of the holders of our 2025 Convertible Notes that we repurchase may purchase shares of our common stock in open market transactions, or engage in other transactions relating to our common stock, to unwind hedge positions that they have with respect to their investment in our 2025 Convertible Notes. In addition, holders of our 2025 Convertible Notes that purchase shares of our common stock in this offering may sell some or all of those shares of our common stock in open market or other transactions. The transactions described above may place upward or downward pressure on the trading price of our common stock, causing our common stock to trade at higher or lower prices than would be the case in the absence of these transactions.

We may be unable to purchase the Secured Notes, the 2025 Convertible Notes or the Convertible Notes upon the occurrence of an applicable change of control or other event.

Upon the occurrence of a Parent Change of Control, as defined in the indenture governing the Secured Notes, the issuers of the Secured Notes would be required to offer to purchase such notes for cash at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, to, but not including, the repurchase date. Additionally, holders of the Convertible Notes or the 2025 Convertible Notes may require us to repurchase their notes following a fundamental change, as defined in the indentures governing the Convertible Notes and the 2025 Convertible Notes, respectively, at a cash repurchase price generally equal to the principal amount of the Convertible Notes or the 2025 Convertible Notes to be repurchased, plus accrued and unpaid interest, if any. In addition, upon conversion, we will satisfy part or all of our conversion obligation in cash (unless, with respect to the 2025 Convertible Notes, we elect to settle conversions solely in shares of our common stock).

Applicable law and regulatory authorities and, as disclosed elsewhere in these “Risk Factors”, the agreements governing our other indebtedness may restrict our ability to repurchase the Secured Notes, the 2025 Convertible Notes or the Convertible Notes or pay the cash amounts due upon conversion of the Convertible Notes. Moreover, the exercise by holders of the Secured Notes, the 2025 Convertible Notes or the Convertible Notes of the right to require the issuers to repurchase their respective notes, or the failure to repurchase such notes, could cause a default under our other debt, even if the event itself does not result in a default under such debt, due to the financial effect of such repurchase. In addition, we may not have enough available cash or be able to obtain financing at the time we are required to repurchase the 2025 Convertible Notes, the Convertible

Notes or the Secured Notes, or pay the cash amounts due upon conversion of the 2025 Convertible Notes or the Convertible Notes. Therefore, we cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

In addition, the indenture governing the Secured Notes sets forth certain Mandatory Prepayment Events, as defined in the indenture governing the Secured Notes. Upon the occurrence of any such Mandatory Prepayment Event, we would be required to prepay the Secured Notes pro rata to the extent of any net cash proceeds received in connection with such event, at a price equal to 100% of the principal amount to be redeemed plus an applicable premium and accrued and unpaid interest, if any, thereon to, but excluding, the prepayment date. Our failure to complete any such mandatory prepayment would result in a default under the indenture governing the Secured Notes. Such a default may, in turn, constitute a default under any other of our debt agreements that may then be outstanding.

Finally, the indenture governing the Secured Notes sets forth certain Mandatory Repurchase Offer Events, as defined in the indenture governing the Secured Notes. Upon the occurrence of any such Mandatory Repurchase Offer Event, we would be required to offer to repurchase the Secured Notes pro rata to the extent of any net cash proceeds received in connection with such event, at a price equal to 100% of the principal amount to be repurchased plus accrued and unpaid interest thereon to, but excluding, the repurchase date. Our failure to discharge this obligation would result in a default under the indenture governing the Secured Notes. Such a default may, in turn, constitute a default under other of our debt agreements that may then be outstanding.

The indenture governing the Convertible Notes will not restrict us from incurring additional indebtedness, and the incurrence of the Convertible Notes and any additional indebtedness could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations.

As of March 31, 2021, we had approximately $3,469.9 million of indebtedness, of which $3,371.2 million was secured indebtedness. In April 2021, we were notified that, subject to final execution of an agreement with Treasury, we will receive an approximately $198 million under the PSP3 and an additional $27.7 million under the PSP2. We will incur $440.0 million (or, if the underwriters of the Concurrent Convertible Notes Offering fully exercise their option to purchase additional Convertible Notes, $500.0 million) principal amount of additional indebtedness as a result of the concurrent offering. The indenture for the Convertible Notes will not contain any meaningful restrictive covenants and will not prohibit us or any of our current or future subsidiaries from incurring additional indebtedness in the future. Accordingly, we may incur a significant amount of additional indebtedness following the Concurrent Convertible Notes Offering, if it is completed. The incurrence of indebtedness could have significant negative consequences for our stockholders and our business, results of operations and financial condition by, among other things:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

•	limiting our flexibility to plan for, or react to, changes in our business;

•	diluting the interests of our existing stockholders as a result of issuing shares of our common stock upon conversion of the notes; and

•	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, and our cash needs may increase in the future. In addition, future indebtedness that we may incur may contain financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately payable in full.

The accounting method for the notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the Convertible Notes on our balance sheet, accruing interest expense for the Convertible Notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In August 2020, the Financial Accounting Standards Board published an Accounting Standards Update, which we refer to as ASU 2020-06, which simplifies certain of the accounting standards that apply to convertible notes. ASU 2020-06 will be effective for SEC-reporting entities for fiscal years beginning after December 15, 2021 (or, in the case of smaller reporting companies, December 15, 2023), including interim periods within those fiscal years. However, early adoption is permitted in certain circumstances for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We have elected to early adopt ASU 2020-06, effective beginning with the fiscal year ending December 31, 2021, including interim periods within that fiscal year.

In accordance with ASU 2020-06, we expect that the Convertible Notes we are offering in the Concurrent Convertible Notes Offering will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the Convertible Notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be accreted into interest expense over the term of the Convertible Notes. As a result of this accretion, the interest expense that we expect to recognize for the Convertible Notes for accounting purposes will be greater than the cash interest payments we will pay on the Convertible Notes, which will result in lower reported income.

In addition, we expect that the shares underlying the Convertible Notes will be reflected in our diluted earnings per share using the “if converted” method, in accordance with ASU 2020-06. Under that method, if the conversion value of the Convertible Notes exceeds their principal amount for a reporting period, then we will calculate our diluted earnings per share assuming that all of the Convertible Notes were converted at the beginning of the reporting period and that we issued shares of our common stock to settle the excess. However, if reflecting the Convertible Notes in diluted earnings per share in this manner is anti-dilutive, or if the conversion value of the Convertible Notes does not exceed their principal amount for a reporting period, then the shares underlying the Convertible Notes will not be reflected in our diluted earnings per share. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

Furthermore, if any of the conditions to the convertibility of the Convertible Notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the Convertible Notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their Convertible Notes and could materially reduce our reported working capital.

We have not reached a final determination regarding the accounting treatment for the Convertible Notes, and the description above is preliminary. Accordingly, we may account for the Convertible Notes in manner that is significantly different than described above.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting estimated offering expenses payable by us, will be approximately $370.8 million.

We estimate that the net proceeds to us from the Concurrent Convertible Notes Offering will be approximately $428.3 million, or approximately $486.8 million if the underwriters in the Concurrent Convertible Notes Offering exercise their over-allotment option to purchase additional Convertible Notes in full, in each case after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to redeem $340 million aggregate principal amount of the Secured Notes at a redemption price equal to 108.0%, plus accrued and unpaid interest on the principal amount being redeemed up to, but excluding, the applicable redemption date. We intend to use the net proceeds from the Concurrent Convertible Notes Offering (together with existing cash on hand, assuming the underwriters of the Concurrent Convertible Notes Offering do not exercise their option to purchase additional Convertible Notes) to repurchase approximately $146.8 million aggregate principal amount of our existing 2025 Convertible Notes for approximately $440.7 million, including accrued and unpaid interest on the 2025 Convertible Notes repurchase, pursuant to privately negotiated agreements with a limited number of current holders of such existing 2025 Convertible Notes, which agreements are conditioned upon the consummation of the Concurrent Convertible Notes Offering. We intend to use the remaining net proceeds from this offering and the Concurrent Convertible Notes Offering, if any, for general corporate purposes.

CONCURRENT CONVERTIBLE NOTES OFFERING

Concurrently with this offering of our common stock, we are conducting a public offering of $440.0 million aggregate principal amount of Convertible Notes (or $500.0 million aggregate principal amount of Convertible Notes if the underwriters in such offering exercise their option to purchase additional Convertible Notes in full).

The closing on this offering is not contingent upon the closing of the Concurrent Convertible Notes Offering, and the closing of the Concurrent Convertible Notes Offering is not contingent upon the closing of this offering. We cannot assure you that the Concurrent Convertible Notes Offering will be completed or, if completed, on what terms it will be completed. The Concurrent Convertible Notes Offering is being made pursuant to a separate prospectus supplement and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy the Convertible Notes in the Concurrent Convertible Notes Offering.

The Convertible Notes will mature on May 15, 2026 unless repurchased or converted prior to the maturity date. The Convertible Notes will bear interest at a rate of 1.00% per year, payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2021. Holders of the Convertible Notes may convert their notes at their option only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2021, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on our common stock; (4) if we call such notes for redemption; and (5) at any time from, and including, February 17, 2026 until the close of business on the second scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). The initial conversion rate is 20.3791 shares of common stock per $1,000 principal amount of convertible notes, which represents an initial conversion price of approximately $49.07 per share of common stock. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. If a “make-whole fundamental change” (which will be defined in the indenture governing the convertible notes to include certain business combination transactions involving us and the delisting of our common stock) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

The notes will be redeemable, in whole or in part (subject to certain limitations described below), at our option at any time, and from time to time, on or after May 15, 2024 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price for a specified period of time. However, we may not redeem less than all of the outstanding notes unless at least $150.0 million aggregate principal amount of notes are outstanding and not called for redemption as of the time we send the related redemption notice.

If a “fundamental change” (as defined in the indenture governing the Convertible Notes) occurs, then noteholders may require us to repurchase their Convertible Notes at a cash repurchase price equal to the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest, if any.

The Convertible Notes will be our senior unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the Convertible Notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The Convertible Notes will be structurally subordinated to all future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries, if any.

See “Use of Proceeds” for additional information regarding the use of proceeds from the Concurrent Convertible Notes Offering.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We do not intend to pay cash dividends in the foreseeable future. Our board of directors is prohibited from declaring dividends until September 30, 2022, pursuant to the terms of our participation in the PSP, PSP2 and PSP3. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, business prospects and such other factors as our board of directors deems relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our consolidated capitalization as of March 31, 2021:

•	on an actual basis; and

•

on a pro forma as adjusted basis to give effect to (i) the issuance of 10,594,073 shares of our common stock in this offering at a price of $35.05 per share of common stock, after deducting estimated aggregate offering expenses payable by us; (ii) the issuance and sale of the Convertible Notes in the Concurrent Convertible Notes Offering (assuming no exercise of the option of the underwriters of the concurrent offering to purchase additional Convertible Notes), after deducting the underwriting discounts and commissions and our estimated offering expenses, assuming the Concurrent Convertible Notes Offering is consummated; and (iii) the use of approximately $368.7 million of the net proceeds from this offering to redeem $340.0 million aggregate principal amount of our Secured Notes, at a redemption price equal to 108.0%, plus accrued and unpaid interest on the principal amount being redeemed up to, but excluding, the redemption date (assuming such redemption occurs on May 10, 2021); and (iv) the use of the net proceeds from the Concurrent Convertible Note Offering (assuming no exercise of the option of the underwriters of the Concurrent Convertible Notes Offering to purchase additional Convertible Notes), together with existing cash on hand, to repurchase approximately $146.8 million aggregate principal amount of our outstanding 2025 Convertible Notes for approximately $440.7 million, including accrued and unpaid interest on the 2025 Convertible Notes repurchased, pursuant to privately negotiated agreements with a limited number of current holders of such 2025 Convertible Notes.

The information in the table below is illustrative only, and our capitalization following the completion of this offering and the concurrent offering, if it is completed, will depend on the final terms of the offerings. Moreover, because the completion of this offering is not contingent on the completion of the Concurrent Convertible Note Offering, you should not assume that the Concurrent Convertible Notes Offering, as reflected in the pro forma as adjusted column in the table below, will take place.

This should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements, related notes and other financial information, which are incorporated by reference herein.

	As of March 31, 2021
	Actual	Pro Forma as Adjusted
	(In thousands, except share and per-share data)
Cash and cash equivalents	$1,774,471	$1,764,186

Total debt:(1)
Fixed-rate senior term loans due through 2032	$1,272,807	$1,272,807
Unsecured loans due in 2031(2)	98,666	98,666
Fixed-rate class A 2015-1 EETC due through 2028	322,622	322,622
Fixed-rate class B 2015-1 EETC due through 2024	63,962	63,962
Fixed-rate class C 2015-1 EETC due through 2023	86,640	86,640
Fixed-rate class AA 2017-1 EETC due through 2030	207,337	207,337
Fixed-rate class A 2017-1 EETC due through 2030	69,112	69,112
Fixed-rate class B 2017-1 EETC due through 2026	58,202	58,202
Fixed-rate class C 2017-1 EETC due through 2023	85,464	85,464
Revolving credit facility due in 2024	180,000	180,000
8.00% senior secured notes due 2025	850,000	510,000

	As of March 31, 2021
	Actual	Pro Forma as Adjusted
	(In thousands, except share and per-share data)
4.750% convertible senior notes due 2025	175,000	28,180
1.00% convertible senior notes due 2026(3)(4)	—	440,000

Total debt	3,469,812	3,422,992
Off-balance sheet arrangements
Credit card line of credit	729	729
Derivatives and physical fuel delivery lines of credit	6,485	6,485

Total debt and off-balance sheet arrangements	3,477,026	3,430,206

Shareholders’ equity:
Preferred stock, $0.0001 par value per share; 10,000,000 shares authorized, no shares outstanding, actual and pro forma as adjusted	—	—
Common stock, $0.0001 par value per share; 240,000,000 shares of voting common stock authorized, 99,588,755 shares issued and 97,805,932 shares outstanding, actual; 110,182,828 shares issued and 108,400,005 shares outstanding, pro forma as adjusted; 50,000,000 shares of non-voting common stock authorized, no shares issued and outstanding, actual and pro forma as adjusted	10	11
Treasury stock, at cost	(75,431)	(75,431)
Additional paid-in capital	750,359
Accumulated other comprehensive loss	(566)	(566)
Retained earnings(5)	1,418,617	1,418,617

Total shareholders’ equity	2,092,989	2,463,811

Total capitalization	$5,570,015	$5,894,017

(1)	Debt amounts presented without deduction for current maturities or unamortized discounts.
(2)

As part of our participation in the Payroll Support Program, we issued a 10-year note in favor of the Treasury in the amount of $73.3 million. In addition, in connection with our participation in the PSP2, we issued a 10-year note in favor of the Treasury in the amount of $25.3 million.

(3)	Assumes no exercise of the underwriters’ option to purchase an additional $60.0 million of Convertible Notes.
(4)

The amounts shown in the table above for the Convertible Notes we are offering in the Concurrent Convertible Notes Offering represent their principal amount. However, we expect that the initial liability carrying amount of the Convertible Notes for accounting purposes will be recorded net of issuance costs, which will be treated as a debt discount for accounting purposes and accreted into interest expense over the term of the Convertible Notes. As a result of this accretion, the interest expense that we expect to recognize for the Convertible Notes for accounting purposes will be greater than the cash interest payments we will pay on the Convertible Notes, which will result in lower reported net income or larger reported net loss. Future accounting standards may change the manner in which we reflect the Convertible Notes in our financial statements.

(5)

The pro forma as adjusted column of the table above does not give effect to any gains or losses that we may realize or incur in connection with the redemption of our Secured Notes with the proceeds from this offering or any repurchases of our 2025 Convertible Notes with a portion of the net proceeds from the Concurrent Convertible Notes Offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws summarize the material terms and provisions of our capital stock. Such descriptions are qualified by reference to the amended and restated certificate of incorporation and the amended and restated bylaws, copies of which have been filed with the Securities and Exchange Commission. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

General

As of March 31, 2021, there were 99,588,755 shares of our voting common stock issued, 97,805,932 shares of our voting common stock outstanding and no shares of our non-voting common stock issued and outstanding.

Our amended and restated certificate of incorporation authorizes us to issue up to 240,000,000 shares of voting common stock, $0.0001 par value per share, 50,000,000 shares of non-voting common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. All of our issued and outstanding shares of common stock and preferred stock, if any, are duly authorized, validly issued, fully paid and non-assessable. Our shares of voting common stock and non-voting common stock are not redeemable and do not have preemptive rights. The remaining shares of authorized and unissued capital stock are available for future issuance, subject to our amended and restated certificate of incorporation, amended and restated bylaws and applicable law, including any regulations governing the exchange on which our shares of capital stock are then listed. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Voting Common Stock

Dividend Rights. Holders of our voting common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds ratably with shares of our non-voting common stock, subject to preferences that may be applicable to any then outstanding preferred stock and limitations under the Delaware General Corporation Law.

Voting Rights. Each holder of our voting common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors properly up for election at any given stockholders’ meeting.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our voting common stock will be entitled to share ratably with shares of our non-voting common stock in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. Holders of our voting common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our voting common stock. The rights, preferences and privileges of the holders of our voting common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Non-Voting Common Stock

Dividend Rights. Holders of our non-voting common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds ratably with shares of our voting common stock, subject to preferences that may be applicable to any then outstanding preferred stock and limitations under the Delaware General Corporation Law.

Voting Rights. Shares of our non-voting common stock are not entitled to vote on any matters submitted to a vote of the stockholders, including the election of directors, except to the extent required under the Delaware General Corporation Law.

Conversion Rights. Shares of our non-voting common stock are convertible on a share-for-share basis into voting common stock at the election of the holder. Please see “—Limited Voting by Foreign Owners.”

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our non-voting common stock will be entitled to share ratably with shares of our voting common stock in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. Holders of our non-voting common stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our non-voting common stock. The rights, preferences and privileges of the holders of our non-voting common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Warrants

In connection with its participation in the PSP, we issued to Treasury warrants to purchase up to 520,797 shares of our common stock, at a strike price of $14.08 per share (the closing price for the shares of common stock on April 9, 2020). The warrants will expire in five years from the date of issuance and, at our option, may be settled on a “net cash” or “net shares” basis. The warrants will be transferable, have no voting rights, and will contain registration rights as well as customary anti-dilution provisions. In connection with our participation in the PSP2 program, we issued to Treasury warrants to purchase 103,761 shares of our common stock at a strike price of $24.42. We expect to issue additional warrants to Treasury in connection with the additional amounts that we expect to receive under PSP2 and PSP3.

Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Our issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action. As of March 31, 2020, no shares of preferred stock were outstanding.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of voting common stock outstanding will be able to elect all of our directors up for election at any given stockholders’ meeting. At any given stockholders’ meeting for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect a director up for election. Except as otherwise required by applicable law or the rights and preferences of any then-outstanding preferred stock, our amended and restated certificate of incorporation and amended and restated bylaws provide that a director may be removed from the board of directors with cause by a majority vote of the shares of voting common stock outstanding, but vacancies may only be filled by the board of directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our corporate secretary, upon the direction of our board of directors, or the Chairman of the Board may call a special meeting of stockholders. Our amended and restated bylaws also establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals for the nomination of candidates for election as directors, all of which must be brought in a timely manner. Timely, for purposes of our amended and restated bylaws, generally means delivery of notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting date.

Our amended and restated certificate of incorporation and amended and restated bylaws requires a 66 2/3% stockholder vote for the amendment, repeal or modification of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws including, among other things, relating to the classification of our board of directors, the requirement that stockholder actions be effected at a duly called meeting, and the designated parties entitled to call a special meeting of the stockholders. The combination of the classification of our board of directors, the lack of cumulative voting and the 66 2/3% stockholder voting requirements make it more difficult for our stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Limited Voting by Foreign Owners

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our amended and restated certificate of incorporation and amended and restated bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors and senior management be U.S. citizens. Our amended and restated bylaws provide that no shares of our capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our amended and restated bylaws further provide that no shares of our capital stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law.

Delaware as Sole and Exclusive Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf us, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (c) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws or (d) any action asserting a claim against us governed by the internal affairs doctrine. As a result, any action brought by any of our stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction.

Limitations of Liability and Indemnification

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law.

Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that we may indemnify our directors and officers, in each case to the fullest extent permitted by the Delaware General Corporation Law. Our amended and restated bylaws also provide that we are obligated to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law and advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and they permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of the Delaware General Corporation Law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these limitation of liability provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty.

Our amended and restated certificate of incorporation provides that any such lawsuit must be brought in the Court of Chancery of the State of Delaware. However, because the applicability of the exclusive forum provision is limited to the extent permitted by applicable law, we do not intend for the exclusive forum provision to apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and acknowledge that federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act. We note that there is uncertainty as to whether a court would enforce the provision as it applies to the Securities Act and that stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The foregoing provisions may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Market Listing

Our common stock is listed and traded on the NYSE under the symbol “SAVE.”

PLAN OF DISTRIBUTION

We are selling 10,594,073 shares of our common stock in a registered direct offering to a limited number of purchasers in privately negotiated transactions pursuant to this prospectus supplement and accompanying prospectus at a price of $35.05 per share. The shares of our common stock were offered directly to the purchasers without a placement agent, underwriter, broker or dealer. We anticipate that the closing of the sale of such shares of common stock will take place on or about April 30, 2021, which is the second trading day after the date of this prospectus supplement. Currently, trades in the secondary market for common stock ordinarily settle two trading days after the date of execution, unless the parties to the trade agree otherwise. Investors should consult their advisors accordingly.

We intend to have the common stock offered hereby approved for listing on the NYSE under the symbol “SAVE.”

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Debevoise & Plimpton LLP, New York, New York.

EXPERTS

The consolidated financial statements of Spirit Airlines, Inc. appearing in Spirit Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Spirit Airlines, Inc.’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and Spirit Airlines, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 are, and audited financial statements and Spirit Airlines, Inc.’s management’s assessment of internal controls over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) related to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings.

You can obtain any of the filings incorporated by reference herein through our website (www.spirit.com) or from the SEC through the SEC’s website. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to the Company’s Secretary at 2800 Executive Way, Miramar, FL 33025. Our website address is included in this document as an inactive textual reference only, and information appearing on our website is not part of, and is not incorporated by reference in, this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below:

•	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, filed with the SEC on February 10, 2021;

•	our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders, filed with the SEC on March 31, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on April 21, 2021;

•	our Current Reports on Form 8-K, filed with the SEC on January 19, 2021, February 12, 2021, March 10, 2021 and March 18, 2021; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on December 19, 2017, and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished and not filed with the SEC), after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the dates of filing of such reports and other documents. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Spirit Airlines, Inc.

Attn: Investor Relations

2800 Executive Way

Miramar, Florida 33025

Telephone: (954) 447-7920

PROSPECTUS

Spirit Airlines, Inc.

Voting Common Stock

Non-Voting Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Purchase Contracts

Units

From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

We will provide the specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “SAVE.”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND/OR CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER “ RISK FACTORS ” ON PAGE 1.

We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select, or through a combination of these methods. If we use any agents, underwriters or dealers to sell the securities, they will be named and their compensation will be described in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 11, 2021.

Important Notice about the Information Presented In This Prospectus

We are responsible for the information contained in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us that we have referred to you. Neither we nor the underwriters have authorized anyone to provide you with additional information or information different from that contained in this prospectus, any prospectus supplement or any free writing prospectus filed with the Securities and Exchange Commission, or SEC, and we take no responsibility for any other information that others may give you.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition and results of operations may have changed since that date.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with the applicable prospectus supplements, any applicable free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to the securities we may offer. Please carefully read both this prospectus and the applicable prospectus supplement and any applicable free writing prospectus, together with the documents incorporated by reference into this prospectus described below under the heading “Where You Can Find More Information,” before making a decision to purchase any of our securities.

The prospectus supplement will describe the specific terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation, and the other specific material terms related to the offering of the securities. The prospectus supplement may also contain information, where applicable, about material United States federal income tax considerations relating to the securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

As used in this prospectus, unless the context otherwise requires, “Spirit,” “we,” “our” or “us” refer to Spirit Airlines, Inc., not including any of its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement or free writing prospectus and under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein, before making an investment decision. Additionally, the risks and uncertainties discussed in this prospectus, any prospectus supplement or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We maintain a website at www.spirit.com. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document already on file with the SEC. The information that we file later with the SEC will automatically update and supersede this information.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any document, or portion thereof, to the extent disclosure is furnished and not filed):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•

The information responsive to Part II, Item 5 and Part III of our Annual Report on Form 10-K/A for the fiscal year ended December  31, 2019, provided in our Definitive Proxy Statement on Schedule 14A for our annual meeting held on June 16, 2020;

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The description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-35186) filed with the SEC on December  19, 2017, as updated by Exhibit 4.63 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 10, 2021, including any subsequent amendment or any report filed for the purpose of updating such description;

•

The description of our Rights Agreement and Series A Participating Cumulative Preferred Stock, par value $0.0001 per share, contained in our Registration Statement on Form 8-A (Commission File No. 001-35186), filed with the SEC on March 30, 2020, including any subsequent amendment or any report filed for the purpose of updating such description;

All documents filed by us pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act, other than reports or portions thereof furnished under Item 2.02 or Item 7.01 on Form 8-K and not specifically incorporated by reference, after the date of this prospectus and prior to the termination of the offering of securities shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from and after the respective dates of filing of such documents.

Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of these reports at no cost. Any such request may be made by writing or telephoning us at the following address or phone number:

Spirit Airlines, Inc.

Attn: Investor Relations

2800 Executive Way

Miramar, Florida 33025

Telephone: (954) 447-7920

These documents can also be requested through, and are available in, the Investor Relations section of our website, which is located at http://ir.spirit.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference into this prospectus, any prospectus supplement or free writing prospectus and statements made by our representatives from time to time include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•

the severity, extent and duration of the ongoing COVID-19 pandemic and its impact on our business, results of operations, financial condition and credit ratings, as well as on the travel industry and consumer spending more broadly, the actions taken to reduce the spread of the virus, the effectiveness of our cost reduction and liquidity preservation measures, and the speed and extent of the recovery across the broader travel industry;

•	restrictions on our business by accepting financing under the legislation enacted in response to the COVID-19 pandemic;

•	the competitive environment in our industry;

•	our ability to keep costs low;

•	changes in our fuel cost;

•	our ability to hedge fuel requirements;

•	restrictions on or increased taxes applicable to non-ticket revenues;

•	the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior;

•	actual or threatened terrorist attacks, global instability and potential military actions or activities;

•	external conditions, including air traffic congestion, weather and outbreak of disease;

•	restrictions on third-party membership programs;

•	availability of air travel substitutes;

•	labor disputes, strikes and other labor-related disruptions;

•	aircraft-related fixed obligations and additional debt;

•	cash balances, operating cash flows and liquidity;

•	changes in worldwide economic conditions;

•	liquidity and general level of capital resources;

•	our aircraft utilization rate;

•	maintenance costs;

•	lack of marketing alliances;

•	government regulation;

•	changes in legislation, regulation and governmental policy, including tariffs;

•	our ability to fulfill our growth strategy;

•	our reliance on technology and automated systems and the risks associated with cyber security and changes made to those systems;

•	processing, storage, use and disclosure of personal data;

•	ability to generate non-ticket revenues;

•	operational disruptions out of our key airports;

•	our reliance on third-party vendors, partners and distribution channels;

•	our reliance on a single fuel provider;

•	an aircraft accident or incident;

•	negative publicity;

•	our dependence on a limited number of aircraft and engine suppliers;

•	changes in the U.S., Caribbean and Latin American markets;

•	insurance costs;

•	environmental regulations;

•	ability to attract and retain qualified personnel;

•	loss of key personnel;

•	the success of our loyalty programs; and

•	the other risk factors described under the heading “Risk Factors” in any applicable free writing prospectus or prospectus supplement.

The words “will,” “should,” “could,” “would,” “plan,” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “project,” “potential” and similar expressions, as they relate to our company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed or incorporated in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above and those discussed under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement or free writing prospectus and/or in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus or any accompanying prospectus supplement. In addition, there may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. All forward-looking statements speak only as of the date made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should carefully read this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

OUR COMPANY

Spirit Airlines, Inc., headquartered in Miramar, Florida, offers affordable travel to value-conscious customers. Our all-Airbus fleet is one of the youngest and most fuel efficient in the United States. We serve 78 destinations in 16 countries throughout the United States, Latin America and the Caribbean.

Our ultra low-cost carrier, or ULCC, business model allows us to compete principally by offering customers unbundled base fares that remove components traditionally included in the price of an airline ticket. By offering customers unbundled base fares, we give customers the power to save by paying only for the Á La SmarteTM options they choose, such as checked and carry-on bags, advance seat assignments, priority boarding and refreshments. We record revenue related to these options as non-fare passenger revenue, which is recorded within passenger revenues in our statements of operations.

Our mailing address and executive offices are located at 2800 Executive Way, Miramar, Florida 33025, and our telephone number at that address is (954) 447-7920. Our website address is www.spirit.com. The information on, or accessible through, our website is not part of this prospectus.

USE OF PROCEEDS

Unless otherwise provided in a prospectus supplement, we intend to use the net proceeds from the sale of our securities under this prospectus for our general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

General

As of February 3, 2021 there were 99,556,646 shares of our voting common stock issued, 97,783,282, shares of our voting common stock outstanding and no shares of our non-voting common stock issued and outstanding.

Our amended and restated certificate of incorporation authorizes us to issue up to 240,000,000 shares of voting common stock, $0.0001 par value per share, 50,000,000 shares of non-voting common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. All of our issued and outstanding shares of common stock and preferred stock, if any, are duly authorized, validly issued, fully paid and non-assessable. Our shares of voting common stock and non-voting common stock are not redeemable and do not have preemptive rights.

The remaining shares of authorized and unissued capital stock are available for future issuance, subject to our amended and restated certificate of incorporation, amended and restated bylaws and applicable law, including any regulations governing the exchange on which our shares of capital stock are then listed. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws, together with the additional information we include in any applicable prospectus supplement, summarize the material terms and provisions of our capital stock, including the shares of voting common stock and non-voting common stock that we may offer from time to time pursuant to this prospectus. Such descriptions are qualified by reference to the amended and restated certificate of incorporation and the amended and restated bylaws, copies of which have been filed with the SEC. While the terms we have summarized below will apply generally to any future shares of voting common stock and non-voting common stock that we may offer, we will describe the particular terms of any offering in more detail in the applicable prospectus supplement.

Voting Common Stock

Dividend Rights. Holders of our voting common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds ratably with shares of our non-voting common stock, subject to preferences that may be applicable to any then outstanding preferred stock and limitations under the Delaware General Corporation Law.

Voting Rights. Each holder of our voting common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors properly up for election at any given stockholders’ meeting.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our voting common stock will be entitled to share ratably with shares of our non-voting common stock in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. Other than under the Rights Agreement (as defined below), holders of our voting common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our voting common stock. The rights, preferences and privileges of the holders of our voting common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Non-Voting Common Stock

Dividend Rights. Holders of our non-voting common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds ratably with shares of our voting common stock, subject to preferences that may be applicable to any then outstanding preferred stock and limitations under the Delaware General Corporation Law.

Voting Rights. Shares of our non-voting common stock are not entitled to vote on any matters submitted to a vote of the stockholders, including the election of directors, except to the extent required under the Delaware General Corporation Law.

Conversion Rights. Shares of our non-voting common stock are convertible on a share-for-share basis into voting common stock at the election of the holder. Please see “—Limited Voting by Foreign Owners.”

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our non-voting common stock will be entitled to share ratably with shares of our voting common stock in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. Other than under the Rights Agreement, holders of our non-voting common stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our non-voting common stock. The rights, preferences and privileges of the holders of our non-voting common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Shareholder Rights Agreement

We adopted a Rights Agreement, dated March 29, 2020, between Spirit and Equiniti Trust Company, as Rights Agent (the “Rights Agreement”), pursuant to which each holder of a share of our common stock received a dividend of one preferred stock purchase right (a “Right”). The Rights will initially trade with, and will be inseparable from, our common stock, and the registered holders of our common stock will be deemed to be the registered holders of the Rights. Issuances of new shares of our common stock after April 9, 2020, the date the dividend was paid, but before the Distribution Date (as defined below), will be accompanied by new Rights. The Rights will not be exercisable until after the Distribution Date. After the Distribution Date, each Right will be exercisable to purchase, for $60.00 (the “Purchase Price”), one one-thousandth of a share of our Series A Participating Cumulative Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). This portion of a share of Preferred Stock will give the holder approximately the same dividend, voting or liquidation rights as would one share of our common stock. Prior to exercise, Rights holders in their capacity as such have no rights as a stockholder of Spirit, including the right to vote and to receive dividends. Prior to the Distribution Date, the Rights will be evidenced by the certificates for (or by the book entry account that evidences record ownership of) our common stock. After the Distribution Date, Equiniti Trust Company will mail separate certificates evidencing the Rights to each record holder of our common stock as of the close of business on the Distribution Date, and thereafter the Rights will be transferable separately from our common stock.

Our board of directors may redeem all of the Rights at a price of $0.001 per Right at any time before any person has become an Acquiring Person. If our board of directors redeems any Rights, it must redeem all of the Rights. At any time before any person has become an Acquiring Person, the Rights Agreement may be amended in any respect. After such time, the Rights Agreement may be amended (i) to cure any ambiguity, (ii) to correct any defective or inconsistent provision, or (iii) in any respect that does not adversely affect Rights holders (other than any Acquiring Person, its affiliates and associates). The Rights will expire on March 29, 2021, unless earlier exercised, exchanged, amended or redeemed.

The “Distribution Date” generally means the earlier of: the close of business on the 10th business day after the date of the first public announcement that a person or any of its affiliates and associates has become an “Acquiring Person,” as defined below; and the close of business on the 10th business day (or such later day as may be designated by the board of directors before any person has become an Acquiring Person) after the date of the commencement of a tender or exchange offer by any person which would, if consummated, result in such person becoming an Acquiring Person. An “Acquiring Person” generally means any person who or which, together with all affiliates and associates of such person obtains beneficial ownership of 10% or more of shares of our common stock, with certain exceptions, including that an Acquiring Person does not include us, any of our subsidiaries, any employee benefit plan of Spirit or any of our subsidiaries, any entity or trustee holding our common stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or other benefits for our employees or of any of our subsidiaries or any passive investor. A passive investor generally means any person beneficially owning shares of our common stock without a plan or an intent to seek control of or influence us.

The above summary of the Rights Agreement does not purport to be complete. The description of the terms of the Rights are set forth in the Rights Agreement, filed as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus.

The Rights Agreement may make it difficult to remove our board of directors and management and may discourage or delay “change of control” transactions, which could adversely affect the price of our common stock.

Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock, par value

$0.0001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Our issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action.

Our board of directors authorized a series of preferred stock designated as Series A Participating Cumulative Preferred Stock, par value $0.001 per share (the “Preferred Stock”) in connection with the issuance of the Rights, as noted above. We are authorized to issue up to 240,000 shares of Preferred Stock. Holders of the Preferred Stock will be entitled to quarterly dividend payments of $0.01 per share, or an amount equal to 1,000 times the dividend paid on one share of our common stock, whichever is greater. Holders of the Preferred Stock will have the same voting rights per share as 1,000 shares of our common stock, and will vote as a single class with our common stock except as described in the Certificate of Designations of Series A Participating Cumulative Preferred Stock. Holders of the Preferred Stock will be entitled upon our liquidation, dissolution or winding up to the amount of accrued and unpaid dividends and distributions plus either $1.00 per share or an amount equal to 1,000 times the payment made on one share of our common stock, whichever is greater. The Preferred Stock is not subject to redemption. As of February 11, 2021, no shares of Preferred Stock were outstanding.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The preferences, limitations, relative rights and other terms of the preferred stock of each series that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the certificate of designation that describes the terms of any series of preferred stock we offer under this prospectus before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the certificate of designation that contains the terms of the applicable series of preferred stock.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of voting common stock outstanding will be able to elect all of our directors up for election at any given stockholders’ meeting. At any given stockholders’ meeting for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect a director up for election. Except as otherwise required by applicable law or the rights and preferences of any then-outstanding preferred stock, our amended and restated certificate of incorporation and amended and restated bylaws provide that a director may be removed from the board of directors with cause by a majority vote of the shares of voting common stock outstanding, but vacancies may only be filled by the board of directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our corporate secretary, upon the direction of our board of directors, or the Chairman of the Board may call a special meeting of stockholders. Our amended and restated bylaws also establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals for the nomination of candidates for election as directors, all of which must be brought in a timely manner. Timely, for purposes of our amended and restated

bylaws, generally means delivery of notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting date.

Our amended and restated certificate of incorporation and amended and restated bylaws requires a 66 2/3% stockholder vote for the amendment, repeal or modification of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws including, among other things, relating to the classification of our board of directors, the requirement that stockholder actions be effected at a duly called meeting, and the designated parties entitled to call a special meeting of the stockholders. The combination of the classification of our board of directors, the lack of cumulative voting and the 66 2/3% stockholder voting requirements make it more difficult for our stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Limited Voting by Foreign Owners

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our amended and restated certificate of incorporation and amended and restated bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors and senior management be U.S. citizens. Our amended and restated bylaws provide that no shares of our capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our amended and restated bylaws further provide that no shares of our capital stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law.

Delaware as Sole and Exclusive Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (c) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws or (d) any action asserting a claim against us governed by the internal affairs doctrine. As a result, any action brought by any of our stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction.

Limitations of Liability and Indemnification

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that we may indemnify our directors and officers, in each case to the fullest extent permitted by the Delaware General Corporation Law. Our amended and restated bylaws also provide that we are obligated to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law and advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and they permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of the Delaware General Corporation Law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these limitation of liability provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty.

Our amended and restated certificate of incorporation provides that any such lawsuit must be brought in the Court of Chancery of the State of Delaware. However, because the applicability of the exclusive forum provision is limited to the extent permitted by applicable law, we do not intend for the exclusive forum provision to apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and acknowledge that federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act. We note that there is uncertainty as to whether a court would enforce the provision as it applies to the Securities Act and that stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The foregoing provisions may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders.

Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Market Listing

Our common stock is listed and traded on the New York Stock Exchange under the symbol “SAVE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company and its telephone number is (800) 468-9716.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities we may offer under this prospectus. We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Debt securities may be issued under the Base Indenture, dated May 12, 2020, between Spirit and Wilmington Trust, National Association, as trustee (the “indenture”). This indenture has been incorporated by reference in the registration statement of which this prospectus is part. We have summarized select portions of the indenture below. The summary is not complete and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal, of premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal, of premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the United States federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “— Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than Spirit) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Spirit and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Spirit;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. In the absence of actual knowledge, the Trustee shall not be deemed to have knowledge or notice of a Default or an Event of Default unless notified in writing by us or one or more Securityholders; and “actual knowledge” (as used in the foregoing clause) of the Trustee shall mean actual knowledge of an officer in the Corporate Trust Office of the Trustee; provided that the Trustee is deemed to have actual knowledge of our failure to pay any principal amount of, or interest on, the securities directly to the Trustee when the same shall become due. (Section 7.5)

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. However, we may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4).

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York. (Section 10.10)

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase shares of common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with shares of common stock, preferred stock and/or debt securities offered by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of shares of common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them;

•	the number of warrants being offered with each share of common stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related shares of common stock or preferred stock;

•

the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase shares of common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying shares of common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “— Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities or shares of common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue shares of common stock or preferred stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our common stock or preferred stock;

•	pay any cash to all or substantially all holders of our common stock or preferred stock, other than a cash dividend paid out of our current or retained earnings;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common stock or preferred stock; or

•

issue common stock, preferred stock or additional shares or other securities or property to all or substantially all holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant for shares of common stock or preferred stock, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants or preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants or preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights.

If we offer any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	a discussion of certain United States federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

On March 29, 2020, we adopted the Rights Agreement. For additional description of the Rights and the Rights Agreement, see “Description of Common Stock” above.

DESCRIPTION OF PURCHASE CONTRACTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the purchase contracts that we may offer under this prospectus. While the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read the applicable prospectus supplements related to the specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our, or an unaffiliated entity’s, securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities will be passed upon for us by Debevoise & Plimpton LLP, New York, NY.

EXPERTS

The consolidated financial statements of Spirit Airlines, Inc. (the “Company”) incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.